Exhibit 99.2

AMBRELL CORPORATION AND SUBSIDIARIES

Consolidated Financial Statements as of

March 31, 2017 and 2016

Together with

Independent Auditor’s Review Report

INDEPENDENT AUDITOR’S REVIEW REPORT
171 Sully's Trail, Suite 201 Pittsford, New York 14534 p (585) 381-1000 f (585) 381-3131 www.bonadio.com

August 1, 2017

To the Board of Directors and

Stockholders of Ambrell Corporation:

We have reviewed the accompanying consolidated financial statements of Ambrell Corporation (a Delaware corporation) and Subsidiaries, which comprise the consolidated balance sheets as of March 31, 2017 and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity and cash flows for the three-month periods ended March 31, 2017 and 2016.

Management’s Responsibility

The Company’s management is responsible for the preparation and fair presentation of the interim financial information in accordance with accounting principles generally accepted in the United States of America; this responsibility includes the design, implementation and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with accounting principles generally accepted in the United States of America.

Auditor’s Responsibility

Our responsibility is to conduct the review in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the financial information referred to above for it to be in accordance with accounting principles generally accepted in the United States of America.

Report on Balance Sheet as of December 31, 2016

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet as of December 31, 2016, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity and cash flows for the year then ended (not presented herein); and we expressed an unmodified audit opinion on those audited consolidated financial statements in our report dated August 1, 2017. In our opinion, the accompanying consolidated balance sheet of Ambrell Corporation and Subsidiaries as of December 31, 2016, is consistent, in all material respects, with the audited consolidated financial statements from which it has been derived.

AMBRELL CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2017	2016
	(Unaudited)	(Audited)
ASSETS

CURRENT ASSETS:
Cash	$1,804,459	$1,572,589
Accounts receivable, net	3,101,697	3,652,601
Inventory, net	1,924,005	1,780,863
Prepaid expenses and other current assets	233,108	184,442
Deferred tax asset	374,097	374,097

Total current assets	7,437,366	7,564,592

PROPERTY AND EQUIPMENT, net	649,363	718,099
GOODWILL, net	2,654,845	2,749,661
INTANGIBLE ASSETS, net	6,948,200	7,196,350

	$17,689,774	$18,228,702

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$464,286	$464,286
Accounts payable	1,102,855	1,095,013
Accrued expenses and other current liabilities	1,177,147	1,347,779
Merger transaction payable	62,517	62,517
Customer advances	537,881	534,727
Forward contract payable	478	573

Total current liabilities	3,345,164	3,504,895

DEFERRED TAX LIABILITY	2,354,490	2,410,494
LONG-TERM DEBT, net of current portion	1,470,238	1,586,309

Total liabilities	7,169,892	7,501,698

STOCKHOLDERS' EQUITY:
Common stock	14,291,010	14,291,010
Accumulated other comprehensive income (loss)	17,747	17,462
Accumulated deficit	(3,788,875)	(3,581,468)

Total stockholders' equity	10,519,882	10,727,004

	$17,689,774	$18,228,702

The accompanying notes are an integral part of these statements.

AMBRELL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three-Months	Three-Months
	Ended	Ended
	March 31,	March 31,
	2017	2016

SALES	$4,611,555	$4,383,019

COST OF GOODS SOLD	2,680,104	2,401,016

Gross profit	1,931,451	1,982,003

OPERATING EXPENSES:
Marketing and selling	965,801	977,891
Research and development	194,286	164,815
General and administrative	664,403	759,362
Amortization expense	342,966	342,966

Total operating expenses	2,167,456	2,245,034

Loss from operations	(236,005)	(263,031)

OTHER INCOME (EXPENSE):
Interest expense	(24,673)	(21,208)
Interest income	8,075	3,370
Foreign currency loss	10,186	6,961
Loss on disposal of property and equipment	(4,105)	-

Total other expense, net	(10,517)	(10,877)

LOSS BEFORE BENEFIT FROM INCOME TAXES	(246,522)	(273,908)

BENEFIT FROM INCOME TAXES	39,115	43,024

NET LOSS	$(207,407)	$(230,884)

The accompanying notes are an integral part of these statements.

AMBRELL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(Unaudited)

	Three-Months	Three-Months
	Ended	Ended
	March 31,	March 31,
	2017	2016

NET LOSS	$(207,407)	$(230,884)

OTHER COMPREHENSIVE INCOME (LOSS):
Unrealized gain (loss) on forward contract	16,316	(10,395)
Foreign currency translation gain (loss)	(16,031)	16,644

Total other comprehensive income (loss)	285	6,249

TOTAL COMPREHENSIVE LOSS	$(207,122)	$(224,635)

The accompanying notes are an integral part of these statements.

AMBRELL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
(Unaudited)

			Other
	Common Stock		Comprehesive	Accumulated
	Shares	Amount	Income (Loss)	Deficit	Total

Balance, January 1, 2017	100	$14,291,010	$17,462	$(3,581,468)	$10,727,004

Forward contract gain (net of tax benefit of approximately $700)	-	-	16,316	-	16,316

Foreign currency translation loss	-	-	(16,031)	-	(16,031)

Net loss	-	-	-	(207,407)	(207,407)

Balance, March 31, 2017 (Unaudited)	100	$14,291,010	$17,747	$(3,788,875)	$10,519,882

The accompanying notes are an integral part of these statements.

AMBRELL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three-Months	Three-Months
	Ended	Ended
	March 31,	March 31,
	2017	2016
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(207,407)	$(230,884)
Adjustments to reconcile net loss to net cash flow from operating activities:
Depreciation and amortization of property and equipment	79,570	74,275
Amortization of intangibles	248,150	248,150
Amortization of goodwill	94,816	94,816
Obsolescence reserve	(10,323)	(33,532)
Loss on disposal of fixed assets	4,105	-
Gain on sale of demonstration equipment	-	(78,322)
Deferred tax benefit	(56,004)	(69,462)
Bad debt expense (recovery)	(1,745)	3,223
Changes in:
Accounts receivable	566,672	(765,342)
Inventory	(122,750)	(108,281)
Prepaid expenses and other current assets	(49,599)	(77,321)
Accounts payable	(17,607)	(144,359)
Accrued expenses and other current liabilities	(163,979)	(252,189)
Customer advances	80	123,754

Net cash flow from operating activities	363,979	(1,215,474)

CASH FLOW FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(13,076)	(43,471)
Proceeds from sale of demonstration equipment	-	87,962

Net cash flow from investing activities	(13,076)	44,491

CASH FLOW FROM FINANCING ACTIVITIES:
Repayments of long-term debt	(116,071)	(116,071)

Net cash flow from financing activities	(116,071)	(116,071)

EFFECT OF EXCHANGE RATE CHANGE ON CASH	(2,962)	156,242

CHANGE IN CASH	231,870	(1,130,812)

CASH - beginning of period	1,572,589	2,846,229

CASH - end of period	$1,804,459	$1,715,417

The accompanying notes are an integral part of these statements.

AMBRELL CORPORATION AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

1.	The Company

Ambrell Corporation and Subsidiaries (collectively, “the Company”) is engaged in worldwide marketing, manufacturing and research and development activities related to induction heating equipment.

Ambrell Corporation

Ambrell Corporation (Ambrell Corp) is a wholly-owned subsidiary of Ambrell Holdings, LLC located in Scottsville, NY. Ambrell Corp is engaged in worldwide marketing, manufacturing and research and development activities related to induction heating equipment.

Ambrell BV

Ambrell B.V. (BV) is a wholly-owned subsidiary of Ambrell Corp and is located in the Netherlands.

Ambrell Limited

Ambrell Limited (LTD) is a wholly-owned subsidiary of Ambrell Corp and is located in England.

Ambrell SARL

Ambrell SARL (SARL) is a wholly-owned subsidiary of Ambrell Corp and is located in France.

On May 24, 2017, the Company was acquired by inTEST Corporation pursuant to a Stock Purchase Agreement. The purchase price for the Company was $22 million in cash paid at closing, subject to customary post-closing working capital adjustment. Additional consideration in the form of earnouts, which in aggregate are capped at $18 million, may be paid based upon a multiple of adjusted EBITDA for 2017 and 2018.

2.	Summary of Significant Accounting Policies

Basis of Accounting and Presentation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

In the opinion of management, the accompanying unaudited consolidated financial statements include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the financial position, results of operations, and changes in cash flows for the interim periods presented. Certain footnote information has been condensed or omitted from these consolidated financial statements. Therefore, these consolidated financial statements should be read in conjunction with the consolidated financial statements and accompanying footnotes included in the audited consolidated financial statements of the Company for the year ended December 31, 2016.

Principles of Consolidation

The consolidated financial statements include the accounts of Ambrell Corp and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

2.	Summary of Significant Accounting Policies (Continued)

Foreign Currency Translation

The functional currencies of the Company's foreign operations are the local currencies. The financial statements of the Company's foreign subsidiaries have been translated into U.S. dollars. All balance sheet accounts have been translated using the exchange rates in effect at the balance sheet date. Income statement amounts have been translated using the average exchange rate for each period. Accumulated net translation adjustments have been reported separately in other comprehensive income (loss) in the consolidated financial statements.   Foreign currency transaction gains and losses are included in operations as realized.

Cash

Cash consists of bank demand deposit accounts that, at times, may exceed federally insured limits and the Company’s deposits in foreign countries are not federally insured. The Company has not experienced any losses in these accounts and believes it is not exposed to any significant credit risk with respect to cash.

Accounts Receivable

The Company provides credit in the normal course of business to the majority of its customers. The Company performs periodic credit evaluations of its customers’ financial condition and generally does not require collateral. The Company maintains allowances for doubtful customer accounts for estimated losses resulting from the inability of its customers to make required payments. Allowances are estimated based upon historical experience, known or suspected financial condition of customers and current economic conditions. The allowance for doubtful accounts totaled approximately $220,882 and $222,102 at March 31, 2017 and December 31, 2016, respectively.

Inventory

Inventory is comprised of raw materials, work-in-process, finished goods, and short-term rental and demo equipment recorded at the lower of cost, determined on a first-in first-out basis, or market.

Property and Equipment

Property and equipment is recorded at cost. Depreciation and amortization is provided using the straight-line method over the shorter of the lease term or estimated useful life for leasehold improvements and over the estimated useful lives of the remaining assets, which range from three to seven years.

At the time property and equipment is replaced, retired, or otherwise disposed of, the cost and related accumulated depreciation are removed from their respective accounts and any gain or loss is included in income. Expenditures for repairs and maintenance are charged to operations as incurred.

Long-Lived Assets

The Company assesses its long-lived assets for impairment when events or circumstances indicate their carrying amounts may not be recoverable by comparing the expected undiscounted future cash flows of the assets with the respective carrying amount as of the date of assessment. Should aggregate future cash flows be less than the carrying value, a write-down would be required, measured as the difference between the carrying value and the fair value of the asset. If the expected undiscounted future cash flows exceed the respective carrying amount as of the date of assessment, no impairment is recognized. No impairment of long-lived assets was recognized during the three-month periods ended March 31, 2017 and 2016.

2.	Summary of Significant Accounting Policies (Continued)

Goodwill

Goodwill represents the excess of the acquisition price over fair value of net assets acquired through business combinations. The Company amortizes goodwill on a straight-line basis over a 10 year period. When events or circumstances indicate that goodwill may be impaired, goodwill is tested for impairment at the entity level. Impairment, if any, will be recognized for the difference between the fair value of the Company and its carrying amount and will be limited to the carrying amount of goodwill.

Intangible Assets

Intangible assets consist of customer relationships, trade names, technology, and In-Process Research and Development (IPR&D). The intangible assets are amortized using the straight-line method over their estimated useful lives. Intangible assets are tested for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable based on undiscounted cash flows and, if impaired, written down to fair value.

Product Warranties

The Company sells the majority of its products to customers along with repair or replacement warranties. The Company determines its estimated liability for warranty claims based on its historical experience. It is reasonably possible that the Company's estimate of the accrued product warranty claims will change in the near term. Estimated costs for product warranties are recognized at the date the revenue is recognized.

Customer Advances

Customer advances primarily represent advance payments received on products. Revenue from service contracts is recognized using the straight-line method over the term of the related contract.

Revenue Recognition

The Company recognizes revenue upon transfer of title of product, which is generally upon shipment to the customer, and performance of services.

Sales Taxes

The Company collects and remits sales taxes during the normal course of business. These taxes are reported net in the accompanying consolidated statements of operations and therefore do not impact reported revenues or expenses.

Shipping and Handling

Shipping and handling costs are included as a component of cost of goods sold.

Advertising

Advertising and marketing costs are expensed as incurred and amounted to approximately $46,100 and $58,376 for the three-month period ended March 31, 2017 and 2016, respectively.

Income Taxes

Income taxes are provided for the tax effects of transactions reported in the consolidated financial statements and consist of taxes currently due and deferred taxes related primarily to differences between the basis of property and certain accrued expenses for financial and income tax reporting purposes. Deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. The provision for income taxes in interim periods is computed by applying the estimated annual effective tax rate against earnings before income tax expense for the period.

2.	Summary of Significant Accounting Policies (Continued)

Estimates

The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

3.	inventory

Inventory consisted of the following at:

	March 31, 2017	December 31, 2016

Raw materials	$978,583	$980,114
Work-in-process	356,958	252,541
Finished goods	777,438	715,842
Short-term rental and demo equipment	68,553	94,541

	2,181,532	2,043,038

Less: Reserve for obsolescence	(257,527)	(262,175)

	$1,924,005	$1,780,863

4.	property and equipment

Property and equipment consisted of the following at:

	March 31, 2017	December 31, 2016

Leasehold improvements	$325,458	$324,621
Test equipment	38,065	38,065
Machinery and equipment	931,457	923,538
Computer equipment	104,443	103,180
Furniture and fixings	74,344	73,445
Demo equipment	97,309	97,309
Lab equipment	73,088	73,088

	1,644,164	1,633,246

Less: Accumulated depreciation and amortization	(994,801)	(915,147)

	$649,363	$718,099

Depreciation and amortization expense totaled $79,570 and $74,275 for the three-month periods ended March 31, 2017 and 2016, respectively.

5.	GOODWILL

Goodwill subject to amortization consisted of the following at March 31, 2017:

	Weighted Average Remaining Useful Life	Gross Asset	Accumulated Amortization	Net

Goodwill	7.0	$3,792,648	$(1,137,803)	$2,654,845

Goodwill subject to amortization consisted of the following at December 31, 2016:

	Weighted Average Remaining Useful Life	Gross Asset	Accumulated Amortization	Net

Goodwill	7.3	$3,792,648	$(1,042,987)	$2,749,661

Amortization expense related to goodwill was $94,816 for each of the three-month periods ended March 31, 2017 and 2016.

Estimated aggregate amortization of goodwill is as follows for the years ending December 31:

2017 (remainder)	$284,448
2018	379,264
2019	379,264
2020	379,264
2021	379,264
Thereafter	853,341

$2,654,845

6.	INTANGIBLE ASSETS

Intangible assets subject to amortization consisted of the following at March 31, 2017:

	Weighted Average Remaining Useful Life	Gross Assets	Accumulated Amortization	Net

Customer relationships	7.0	$6,484,000	$(1,945,200)	$4,538,800
Technology	7.0	2,341,000	(702,300)	1,638,700
IPR&D	7.0	408,000	(122,400)	285,600
Trade names	7.0	693,000	(207,900)	485,100

		$9,926,000	$(2,977,800)	$6,948,200

6.	INTANGIBLE ASSETS (Continued)

Intangible assets subject to amortization consisted of the following at December 31, 2016:

	Weighted Average Remaining Useful Life	Gross Assets	Accumulated Amortization	Net

Customer relationships	7.3	$6,484,000	$(1,783,100)	$4,700,900
Technology	7.3	2,341,000	(643,775)	1,697,225
IPR&D	7.3	408,000	(112,200)	295,800
Trade names	7.3	693,000	(190,575)	502,425

		$9,926,000	$(2,729,650)	$7,196,350

Amortization expense related to intangible assets was $248,150 for each of the three-month periods ended March 31, 2017 and 2016.

Estimated aggregate amortization of acquired intangible assets is as follows for the years ending December 31:

2017 (remainder)	$744,450
2018	992,600
2019	992,600
2020	992,600
2021	992,600
Thereafter	2,233,350

$6,948,200

The Company considered the period of expected cash flows used to measure the fair value of the acquired customer relationships in determining the useful life of the acquired customer relationships for amortization purposes. The Company’s future cash flows are not materially impacted by its ability to extend or renew its acquired customer relationships.

7.	FINANCING ARRANGEMENTS

Long-Term Debt

Long-term debt consisted of the following at:

	March 31, 2017	December 31, 2016

Term note payable to a financial institution in monthly installments of $38,690, plus interest, through April 2021, at which time all outstanding principal and interest becomes due. The note bears interest at the one month LIBOR plus 250 basis points (3.48% at March 31, 2017). The note is collateralized by substantially all of the assets of Ambrell Corp.	$1,934,524	$2,050,595

Less: Current portion	(464,286)	(464,286)

	$1,470,238	$1,586,309

Future minimum principal payments required under the terms of the long-term debt arrangements are as follows for the years ending December 31:

2017 (remainder)	$348,215
2018	464,286
2019	464,286
2020	464,286
2021	193,451

$1,934,524

Financial Covenants

The Company’s financing arrangement contains financial covenants, including, but not limited to, earnings before interest, taxes, depreciation and amortization (EBITDA) to fixed charges ratio and total funded debt to EBITDA. The Company was in compliance with these covenants at March 31, 2017 and December 31, 2016.

Cash Paid for Interest

During the three-month periods ended March 31, 2017 and 2016, the Company made interest payments totaling approximately $13,000 and $16,200, respectively.

8.	EQUITY

At March 31, 2017 and December 31, 2016, there were 20,000,000 shares of common stock, $0.01 par value, authorized and 100 shares issued and outstanding.

9.	EMPLOYEE BENEFIT PLAN

The Company has a retirement savings plan under Section 401(k) of the Internal Revenue Code. Employees are immediately eligible to participate in the Plan upon employment and are eligible for employer matching contributions after completing one year of service, as defined in the Plan. The Plan allows eligible employees to make voluntary contributions up to 100% of compensation, up to the federal government contribution limits. The Company will make a matching contribution of 25% of each employee’s contributions up to a maximum of 2% of such employee’s compensation. For the three-month periods ended March 31, 2017 and 2016, the Company made matching contributions of $15,507 and $9,249, respectively.

10.	LEASES

The Company leases its facilities as well as equipment under the terms of operating lease agreements requiring total current monthly payments ranging between approximately $6,500-$34,000 and expiring at varying times through 2029. Lease expense under the terms of these lease agreements during the three-month periods ended March 31, 2017 and 2016 totaled approximately $103,000 and $104,000, respectively. Future minimum payments required under the terms of these lease agreements are as follows for the years ending December 31:

2017 (remainder)	$307,767
2018	121,212
2019	84,383
2020	81,965
2021	79,150
Thereafter	515,177

$1,189,654

11.     Employment Contracts

The Company has employment contracts with key personnel. These agreements expire during 2017 and provide for minimum salary requirements, insurance benefits, and other fringe benefits. The minimum payments required under the terms of these employment contracts is $175,000 for the year ending December 31, 2017.

12.     RELATED PARTY TRANSACTIONS

Management fees

The Company entered into a Management Agreement in 2014 with an entity affiliated through common ownership with the majority stockholders (the Affiliated Entity). Under the terms of the Management Agreement, the Affiliated Entity provides management services for the Company for annual consideration of the greater of 1) $200,000 or 2) 6.0% of the Company’s earnings before interest, taxes, depreciation, and amortization for the year prior. Amounts are payable in quarterly installments of $50,000. During the period ended March 31, 2017, the Company did not make any payments to the Affiliated Entity. During the period ended March 31, 2016, the Company paid the Affiliated Entity $50,000. Management fees are included in general and administrative expenses on the consolidated statement of operations. At March 31, 2017 and December 31, 2016, there were accrued management fees of $100,000 and $50,000, respectively.

13.     MERGER TRANSACTION PAYABLE

Merger transaction payable consists of amounts due to former shareholders as a result of the acquisition of the Company on March 31, 2014, and totaled $62,517 at both March 31, 2017 and December 31, 2016.

14.     SUBSEQUENT EVENTS

Subsequent events have been evaluated through August 1, 2017, which is the date the financial statements were available to be issued.